EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Gymboree Corporation

500 Howard Street

San Francisco, California 94105

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 our report dated June 26, 2008, relating to the financial statements and supplemental schedule of The Gymboree 401(k) Plan appearing in The Gymboree Corporation’s Form 11-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

San Francisco, California

September 12, 2008